Exhibit 99.1

BioCardia Announces Primary Outcome Measures Data Freeze in CardiAMP Heart Failure Trial for Presentation at the American College of Cardiology 2025 Scientific Sessions

Sunnyvale, Calif., February 27, 2025 (GLOBE NEWSWIRE) -- BioCardia, Inc. [Nasdaq: BCDA], a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today announced the completion of source data verification and freezing of primary outcomes data in the double-blind randomized placebo-controlled Phase 3 CardiAMP HF study of its autologous minimally invasive cell therapy for the treatment of ischemic heart failure of reduced ejection fraction (HFrEF). Data from the 115 randomized patients in the study has been transferred to the Statistical Data Analysis Center core laboratory for analysis. Results are scheduled to be presented at the Late-Breaking Clinical Trials symposium at the American College of Cardiology (ACC) 2025 Scientific Sessions in Chicago on March 30, 2025.

We believe this data represents the largest ischemic HFrEF patient cohort studied in a randomized trial of an autologous cell therapy, and the first to use a precision medicine approach to identify patients likely to respond to therapy based on the nature of their cells. Should the results presented at ACC confirm the interim analysis, the trial will provide evidence of meaningful therapeutic benefit of this cell therapy for HFrEF patients insufficiently responsive to medication as characterized by elevated NT-proBNP.

“This clinical study is intended to provide evidence supporting the safety and effectiveness of our CardiAMP cell therapy system for future approvals in the United States and Japan,” said Peter Altman, PhD, BioCardia President and CEO. “The results are also expected to support the safety and effectiveness of the Helix biotherapeutic delivery system for standalone approval for the intramyocardial delivery of agents to the heart.”

About CardiAMP Autologous Cell Therapy

Granted FDA Breakthrough designation, CardiAMP Cell Therapy uses a patient’s own marrow cells delivered to the heart in a minimally invasive, catheter-based procedure to potentially stimulate the body’s natural healing response to increase capillary density, reduce tissue fibrosis, and ultimately treat microvascular dysfunction. The mechanisms that lead to microvascular dysfunction, including fibrotic, inflammatory, apoptotic, and endothelial autonomic dysfunction, are all targets of CardiAMP cell therapy, largely through production of growth factors, cytokines, chemokines, and other factors that directly counteract each of these mechanisms.

The CardiAMP clinical development for heart failure is supported by the Maryland Stem Cell Research Fund and is reimbursed by Centers for Medicare and Medicaid Services (CMS).

CAUTION - Limited by United States law to investigational use.

About BioCardia BioCardia, Inc., headquartered in Sunnyvale, California, is a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP® autologous and CardiALLO™ allogeneic cell therapies are the Company’s biotherapeutic platforms with three clinical stage product candidates in development. These therapies are enabled by its Helix™ biotherapeutic delivery and Morph® vascular navigation product platforms.  For more information visit: www.BioCardia.com.

Forward Looking Statements

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, references to the Company’s investigational product candidates, the timing of availability of data from this trial, the likelihood of safety and patient benefit, statements related to the mechanisms of action of the CardiAMP Cell Therapy, references to the presentation at the American College of Cardiology and potential future regulatory approvals. These forward-looking statements are made as of the date of this press release.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 27, 2024, under the caption titled “Risk Factors,” and in our subsequently filed Quarterly Reports on Form 10-Q. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Media Contact:
Miranda Peto, Marketing / Investor Relations
Email: mpeto@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120